Exhibit 99.1

LIBERTY MEDIA CORPORATION REPORTS

FOURTH QUARTER AND YEAR END 2023 FINANCIAL RESULTS

Englewood, Colorado, February 28, 2024 - Liberty Media Corporation ("Liberty Media" or “Liberty”) (NASDAQ: LSXMA, LSXMB, LSXMK, FWONA, FWONK, LLYVA, LLYVK) today reported fourth quarter and year end 2023 results. Headlines include (1):

●Attributed to Liberty SiriusXM Group
oSiriusXM reported fourth quarter and full year 2023 operating and financial results
◾2023 full year revenue of $8.95 billion
◾Full year net income of $1.26 billion and diluted EPS of $0.32
◾Full year adjusted EBITDA(2) of $2.79 billion
◾Full year free cash flow(2) of $1.20 billion
◾SiriusXM announced 2024 financial guidance
oExpect to complete planned combination of Liberty SiriusXM Group and SiriusXM early third quarter 2024
oReduced Liberty SiriusXM Group debt by $279 million in fourth quarter and $782 million in full year
oLiberty Media’s ownership of SiriusXM was 83.4% as of January 30, 2024
●Attributed to Formula One Group
o2023 F1 fan attendance of 6 million, up 5% compared to 2022
o1.5 billion cumulative TV viewers and 70.5 million social media followers in 2023
◾Inaugural Las Vegas Grand Prix generated over 16 billion global social media impressions during race week
oF1 announced multiple race promotion deals, including new multi-year agreement to race in Madrid from 2026 and renewals of British, Japanese and Brazilian Grands Prix
oClosed Quint acquisition on January 3, 2024
●Attributed to Liberty Live Group

o	Fair value of Live Nation investment was $6.5 billion as of December 31, 2023

“Liberty had a productive 2023. We split-off the Atlanta Braves, created the Liberty Live Group tracking stock and announced the combination of Liberty SiriusXM Group with SiriusXM,” said Greg Maffei, Liberty Media President and CEO. “Formula 1 had another fantastic year with double digit growth across all revenue streams. The Las Vegas Grand Prix generated massive global buzz, and we look forward to delivering great racing, fan experiences and economic benefit to F1 and the local community for years to come. SiriusXM progressed a number of strategic achievements, launching its next generation app and investing in marquee talent while managing its cost structure. Live Nation is capitalizing on the globalization of the music industry, with 2024 already poised to surpass a record 2023.”

Discussion of Results

Unless otherwise noted, the following discussion compares financial information for the three months or year ended December 31, 2023 to the same period in 2022.

LIBERTY SIRIUSXM GROUP – The following table provides the financial results attributed to Liberty SiriusXM Group for the fourth quarter and full year 2023. $13 million and $61 million of corporate level selling, general and administrative expense (including stock-based compensation expense) was allocated to Liberty SiriusXM Group in the fourth quarter and full year 2023, respectively.

	Three months ended			Twelve months ended
	December 31,			December 31,
	2022	2023	% Change	2022	2023	% Change

	amounts in millions			amounts in millions
Liberty SiriusXM Group
Revenue
SiriusXM	$2,283	$2,288	—%	$9,003	$8,953	(1)%
Total Liberty SiriusXM Group	$2,283	$2,288	—%	$9,003	$8,953	(1)%
Operating Income (Loss)
SiriusXM	542	475	(12)%	1,958	1,876	(4)%
Corporate and other	(13)	(20)	(54)%	(39)	(68)	(74)%
Total Liberty SiriusXM Group	$529	$455	(14)%	$1,919	$1,808	(6)%
Adjusted OIBDA (Loss)
SiriusXM	742	699	(6)%	2,833	2,774	(2)%
Corporate and other	(8)	(11)	(38)%	(26)	(42)	(62)%
Total Liberty SiriusXM Group	$734	$688	(6)%	$2,807	$2,732	(3)%

SiriusXM is a separate publicly traded company and additional information about SiriusXM can be obtained through its website and filings with the Securities and Exchange Commission. SiriusXM reported its stand-alone fourth quarter and full year results on February 1, 2024. For additional detail on SiriusXM’s financial results, please see SiriusXM’s earnings release posted to its Investor Relations website. For presentation purposes on page one of this release, we include the results of SiriusXM, as reported by SiriusXM, without regard to the purchase accounting adjustments applied by us for purposes of our financial statements. Liberty Media believes the presentation of financial results as reported by SiriusXM is useful to investors as the comparability of those results is best understood in the context of SiriusXM's historical financial presentation.

The businesses and assets attributed to Liberty SiriusXM Group consist primarily of Liberty Media’s interest in SiriusXM, which includes its subsidiary Pandora.

FORMULA ONE GROUP – The following table provides the financial results attributed to Formula One Group for the fourth quarter and full year 2023. $16 million and $72 million of corporate level selling, general and administrative expense (including stock-based compensation expense) was allocated to Formula One Group in the fourth quarter and full year 2023, respectively.

“2023 marked another incredible season for Formula 1. We had strong engagement across all platforms, with record race attendance and F1 holding its position as the fastest growing league on social media for the fourth consecutive year. F1 saw continued fan growth especially in the US market, strengthened by the successful Las Vegas Grand Prix, and across a younger and more female audience,” said Stefano Domenicali, Formula 1 President and CEO. “Our sustainability initiatives remain a priority for F1 and our partners, and we look forward to running all seven F1 Academy races this season alongside the F1 calendar. We are excited for the 2024 season as we focus on deepening our relationships with fans and optimizing our commercial partnerships to bring incremental value.”

	Three months ended		Twelve months ended
	December 31,		December 31,
	2022	2023	2022	2023

	amounts in millions		amounts in millions
Formula One Group
Revenue
Formula 1	$754	$1,230	$2,573	$3,222
Corporate and other	—	15	—	15
Intergroup elimination	—	(15)	—	(15)
Total Formula One Group	$754	$1,230	$2,573	$3,222
Operating Income (Loss)
Formula 1	$58	$153	$239	$392
Corporate and other	(17)	(31)	(66)	(95)
Total Formula One Group	$41	$122	$173	$297
Adjusted OIBDA (Loss)
Formula 1	$147	$238	$593	$725
Corporate and other	(12)	5	(42)	(39)
Total Formula One Group	$135	$243	$551	$686

The following table provides the operating results of Formula 1 (“F1”).

F1 Operating Results

	Three months ended			Twelve months ended
	December 31,			December 31,
	2022	2023	% Change	2022	2023	% Change

	(unaudited)			(unaudited)
	amounts in USD millions			amounts in USD millions
Primary Formula 1 revenue	$568	$838	48%	$2,107	$2,560	21%
Other Formula 1 revenue	186	392	111%	466	662	42%
Total Formula 1 revenue	$754	$1,230	63%	$2,573	$3,222	25%
Operating expenses (excluding stock-based compensation included below):
Team payments	(319)	(327)	(3)%	(1,157)	(1,215)	(5)%
Other cost of Formula 1 revenue	(208)	(589)	(183)%	(593)	(1,041)	(76)%
Cost of Formula 1 revenue	$(527)	$(916)	(74)%	$(1,750)	$(2,256)	(29)%
Selling, general and administrative expenses	(80)	(76)	5%	(230)	(241)	(5)%
Adjusted OIBDA	$147	$238	62%	$593	$725	22%
Stock-based compensation	(1)	(1)	—%	(3)	(3)	—%
Depreciation and Amortization(a)	(88)	(84)	5%	(351)	(330)	6%
Operating income (loss)	$58	$153	164%	$239	$392	64%

Number of races in period	6	6		22	22

a)	Includes amortization related to purchase accounting of $81 million and $74 million for the fourth quarters of 2022 and 2023, respectively, and $325 million and $298 million for the full years 2022 and 2023, respectively, which is excluded from calculations for purposes of team payments.

Primary F1 revenue represents the majority of F1’s revenue and is derived from (i) race promotion revenue, (ii) media rights fees and (iii) sponsorship fees. For the year ended December 31, 2023, these revenue streams comprised 29.3%, 32.2% and 18.0%, respectively, of total F1 revenue.

There were 22 and 6 races held in the full years and fourth quarters of both 2023 and 2022. In the fourth quarter of 2023, F1 directly promoted the inaugural Las Vegas Grand Prix and recognized the revenue (ticketing, sponsorship, hospitality) and cost related to the event.

Primary F1 revenue grew in the full year and fourth quarter with increases across all revenue streams. Race promotion revenue grew primarily due to ticketing revenue from the inaugural Las Vegas Grand Prix and other contractual increases in fees. Race promotion revenue in the full year and fourth quarter also benefited from the mix of races held in each period compared to the comparable periods in the prior year. Sponsorship revenue increased due to the recognition of revenue from the Las Vegas Grand Prix, income from new sponsors and growth in revenue from existing sponsors. Media rights revenue grew due to increased fees under new and renewed contractual agreements and continued growth in F1 TV subscription revenue. Other F1 revenue increased in the full year and fourth quarter primarily driven by higher hospitality revenue generated from the delivery of hospitality and experiences at the Las Vegas Grand Prix as well as Paddock Club growth at other events, with full year growth partially offset by lower freight income driven by the easing of freight cost inflation on billing rates.

Operating income and adjusted OIBDA(2) grew in the full year and fourth quarter. Team payments increased in the full year and fourth quarter driven by the growth in F1 revenue and the associated impact on the calculation of the team payments, which are 100% variable under the 2021 Concorde Agreement. Team payments as a percent of pre-team payment adjusted OIBDA decreased from 66% in 2022 to 63% in 2023 reflecting growth in adjusted OIBDA and an associated reduction on the payout percentage under the terms of the 2021 Concorde Agreement. Other cost of F1 revenue is largely variable in nature and is mostly derived from servicing both Primary and Other F1 revenue opportunities. These costs increased in the full year and fourth quarter primarily driven by the costs of promoting, organizing and delivering the Las Vegas Grand Prix as well as higher hospitality costs at other events associated with increased Paddock Club attendance and cost inflation, partially offset by significantly lower freight costs. Other cost of F1 revenue also increased in both periods due to higher commissions and partner servicing costs associated with growth in Primary F1 revenue streams and higher travel costs. Selling, general and administrative expense increased for the full year due to higher personnel, IT and marketing costs as well as costs associated with planning and running the Las Vegas Grand Prix, partially offset by lower legal and professional fees and foreign exchange favorability. Selling, general and administrative expense decreased in the fourth quarter as higher personnel costs were offset primarily by foreign exchange favorability.

The businesses and assets attributed to Formula One Group during the fourth quarter of 2023 consisted of Liberty Media’s subsidiary F1 and other minority investments, and as of January 3, 2024, consist primarily of Liberty Media’s subsidiaries F1 and Quint, and other minority investments.

LIBERTY LIVE GROUP – Liberty Live Group was allocated $6 million and $11 million of corporate level selling, general and administrative expense (including stock-based compensation expense) in the fourth quarter and full year 2023, respectively.

The businesses and assets attributed to Liberty Live Group consist primarily of Liberty Media’s interest in Live Nation and other minority investments.

Share Repurchases

There were no repurchases of Liberty Media’s common stock from November 1, 2023 through January 31, 2024. The total remaining repurchase authorization for Liberty Media as of February 1, 2024 is $1.1 billion and can be applied to repurchases of common shares of any of the Liberty Media tracking stocks.

FOOTNOTES

1)	Liberty Media will discuss these highlights and other matters on Liberty Media’s earnings conference call which will begin at 10:00 a.m. (E.T.) on February 28, 2024. For information regarding how to access the call, please see “Important Notice” later in this document.
2)	For definitions of adjusted OIBDA (as defined by Liberty Media) and adjusted EBITDA and free cash flow (as defined by SiriusXM) and applicable reconciliations, see the accompanying schedules.

NOTES

The following financial information with respect to Liberty Media’s equity affiliates, available for sale securities, cash and debt is intended to supplement Liberty Media’s consolidated balance sheet and statement of operations to be included in its Form 10-K for the year ended December 31, 2023.

Fair Value of Corporate Public Holdings

(amounts in millions)	9/30/2023	12/31/2023
Liberty SiriusXM Group
Atlanta Braves Holdings, Inc.(a)	65	—
Total Liberty SiriusXM Group	$65	$—

Formula One Group	N/A	N/A

Liberty Live Group
Live Nation Investment(b)	5,783	6,519
Other Monetizable Public Holdings(c)	102	113
Total Liberty Live Group	$5,885	$6,632

Total Liberty Media	$5,950	$6,632

a)	In the fourth quarter of 2023, the 1.8 million shares of Atlanta Braves Holdings Series C common stock held at Liberty SiriusXM Group were exchanged with a third party in satisfaction of certain debt obligations attributed to Liberty SiriusXM Group, and Liberty SiriusXM Group no longer holds any shares of Atlanta Braves Holdings.
b)	Represents the fair value of the equity investment in Live Nation. In accordance with GAAP, Liberty Media accounts for its investment in the equity of Live Nation using the equity method of accounting and includes it in its consolidated balance sheet at $372 million and $307 million as of September 30, 2023 and December 31, 2023, respectively.
c)	Represents the carrying value of other public holdings that are accounted for at fair value.

Cash and Debt

The following presentation is provided to separately identify cash and debt information.

(amounts in millions)	9/30/2023	12/31/2023
Cash and Cash Equivalents Attributable to:
Liberty SiriusXM Group(a)	$327	$306
Formula One Group(b)	1,470	1,408
Liberty Live Group	315	305
Total Consolidated Cash and Cash Equivalents (GAAP)	$2,112	$2,019

Debt:
SiriusXM senior notes(c)	$8,750	$8,750
Pandora convertible senior notes	20	—
1.375% cash convertible notes due 2023(d)	199	—
3.75% convertible notes due 2028(d)	575	575
2.75% SiriusXM exchangeable senior debentures due 2049(d)	586	586
SiriusXM margin loan	775	695
Other subsidiary debt(e)	635	500
Total Attributed Liberty SiriusXM Group Debt	$11,540	$11,106
Unamortized discount, fair market value adjustment and deferred loan costs	—	31
Total Attributed Liberty SiriusXM Group Debt (GAAP)	$11,540	$11,137

2.25% convertible notes due 2027(d)	475	475
Formula 1 term loans and revolving credit facility	2,411	2,407
Other corporate level debt	59	58
Total Attributed Formula One Group Debt	$2,945	$2,940
Unamortized discount, fair market value adjustment and deferred loan costs	(48)	(34)
Total Attributed Formula One Group Debt (GAAP)	$2,897	$2,906
Formula 1 leverage(f)	2.2x	1.9x

0.5% Live Nation exchangeable senior debentures due 2050(d)	62	62
2.375% Live Nation exchangeable senior debentures due 2053(d)	1,150	1,150
Live Nation margin loan	—	—
Total Attributed Liberty Live Group Debt	$1,212	$1,212
Unamortized discount, fair market value adjustment and deferred loan costs	14	105
Total Attributed Liberty Live Group Debt (GAAP)	$1,226	$1,317

Total Liberty Media Corporation Debt (GAAP)	$15,663	$15,360

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a)	Includes $53 million and $216 million of cash held at SiriusXM as of September 30, 2023 and December 31, 2023, respectively.
b)	Includes $947 million and $1,002 million of cash held at F1 as of September 30, 2023 and December 31, 2023, respectively.
c)	Outstanding principal amount of Senior Notes or Term Loan with no reduction for the net unamortized discount.
d)	Face amount of the cash convertible notes and exchangeable debentures with no fair market value adjustment.
e)	Includes SiriusXM revolving credit facility and term loan.
f)	Net debt to covenant OIBDA ratio of F1 operating business as defined in F1’s credit facilities for covenant calculations.

Liberty Media and its consolidated subsidiaries are in compliance with their debt covenants as of December 31, 2023.

Total cash and cash equivalents attributed to Liberty SiriusXM Group decreased $21 million during the fourth quarter as net debt repayment at both Liberty SiriusXM Group and SiriusXM and return of capital at SiriusXM more than offset cash from operations at SiriusXM. Included in the cash and cash equivalents balance attributed to Liberty SiriusXM Group at

December 31, 2023 is $216 million held at SiriusXM. Although SiriusXM is a consolidated subsidiary, it is a separate public company with a non-controlling interest, therefore Liberty Media does not have ready access to SiriusXM’s cash balance. Liberty SiriusXM Group received $85 million of dividends from SiriusXM during the fourth quarter and $318 million of dividends for the full year ended December 31, 2023.

Total debt attributed to Liberty SiriusXM Group decreased $434 million during the fourth quarter due to debt repayments at both Liberty SiriusXM Group and SiriusXM. During the quarter, Liberty SiriusXM Group retired the remaining $199 million outstanding principal amount of its 1.375% cash convertible notes with cash on hand and settled the remaining associated bond hedge and warrants, and paid down $80 million under its SiriusXM margin loan, in part using $61 million of proceeds received through the debt-for-equity exchange of 1.8 million shares of previously held Atlanta Braves Holdings Series C common stock. SiriusXM reduced borrowing under its revolving credit facility and retired the remaining outstanding principal amount of the Pandora convertible senior notes due 2023 with cash during the fourth quarter.

Total cash and cash equivalents attributed to Formula One Group decreased $62 million during the fourth quarter as cash from operations at F1 was more than offset by capital expenditures primarily related to the Las Vegas Grand Prix. Total debt attributed to Formula One Group was relatively flat in the fourth quarter.

Total cash and cash equivalents attributed to Liberty Live Group decreased $10 million during the fourth quarter primarily due to interest payments. Total debt attributed to Liberty Live Group was flat during the quarter.

Important Notice: Liberty Media Corporation (Nasdaq: LSXMA, LSXMB, LSXMK, FWONA, FWONK, LLYVA, LLYVK) will discuss Liberty Media's earnings release on a conference call which will begin at 10:00 a.m. (E.T.) on February 28, 2024. The call can be accessed by dialing (877) 704-2829 or (215) 268-9864, passcode 13742815 at least 10 minutes prior to the start time. The call will also be broadcast live across the Internet and archived on our website. To access the webcast go to https://www.libertymedia.com/investors/news-events/ir-calendar. Links to this press release will also be available on the Liberty Media website.

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about business strategies, market potential, future financial performance and prospects, and our planned combination of Liberty SiriusXM Group and SiriusXM (the “Proposed Combination”), our expectations regarding the F1 and Live Nation businesses, the continuation of our stock repurchase plan and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, possible changes in market acceptance of new products or services, regulatory matters affecting our businesses, the unfavorable outcome of pending or future litigation, the failure to realize benefits of acquisitions, rapid technological and industry change, failure of third parties to perform, continued access to capital on terms acceptable to Liberty Media, changes in law, including consumer protection laws, and their enforcement, the satisfaction of all conditions to the Proposed Combination, and market conditions conducive to stock repurchases. These forward-looking statements speak only as of the date of this press release, and Liberty Media expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Media's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty Media, including the most recent Form 10-K, for additional information about Liberty Media and about the risks and uncertainties related to Liberty Media's business which may affect the statements made in this press release.

Contact: Shane Kleinstein (720) 875-5432

LIBERTY MEDIA CORPORATION

BALANCE SHEET INFORMATION

December 31, 2023 (unaudited)

	Attributed
	Liberty SiriusXM	Formula One	Liberty Live	Inter-Group	Consolidated
	Group	Group	Group	Eliminations	Liberty

	amounts in millions
Assets
Current assets:
Cash and cash equivalents	$306	1,408	305	—	2,019
Trade and other receivables, net	709	123	—	—	832
Other current assets	346	180	—	—	526
Total current assets	1,361	1,711	305	—	3,377
Investments in affiliates, accounted for using the equity method	715	41	333	—	1,089

Property and equipment, at cost	3,105	973	—	—	4,078
Accumulated depreciation	(1,860)	(135)	—	—	(1,995)
	1,245	838	—	—	2,083

Intangible assets not subject to amortization
Goodwill	15,209	3,956	—	—	19,165
FCC licenses	8,600	—	—	—	8,600
Other	1,242	—	—	—	1,242
	25,051	3,956	—	—	29,007
Intangible assets subject to amortization, net	1,014	2,858	—	—	3,872
Other assets	515	863	524	(162)	1,740
Total assets	$29,901	10,267	1,162	(162)	41,168

Liabilities and Equity
Current liabilities:
Intergroup payable (receivable)	$62	(63)	1	—	—
Accounts payable and accrued liabilities	1,474	535	1	—	2,010
Current portion of debt	1,074	36	70	—	1,180
Deferred revenue	1,195	247	—	—	1,442
Other current liabilities	71	32	8	—	111
Total current liabilities	3,876	787	80	—	4,743
Long-term debt	10,063	2,870	1,247	—	14,180
Deferred income tax liabilities	2,245	3	—	(162)	2,086
Other liabilities	526	188	—	—	714
Total liabilities	16,710	3,848	1,327	(162)	21,723
Equity / Attributed net assets	10,165	6,419	(188)	—	16,396
Noncontrolling interests in equity of subsidiaries	3,026	—	23	—	3,049
Total liabilities and equity	$29,901	10,267	1,162	(162)	41,168

LIBERTY MEDIA CORPORATION

STATEMENT OF OPERATIONS
Twelve months ended December 31, 2023 (unaudited)

	Attributed
	Liberty SiriusXM	Formula One	Liberty Live	Braves	Consolidated
	Group	Group	Group	Group	Liberty

	amounts in millions
Revenue:
Sirius XM Holdings revenue	$8,953	—	—	—	8,953
Formula 1 revenue	—	3,222	—	—	3,222
Other revenue	—	—	—	350	350
Total revenue	8,953	3,222	—	350	12,525
Operating costs and expenses, including stock-based compensation:
Cost of Sirius XM Holdings services (exclusive of depreciation shown separately below):
Revenue share and royalties	2,895	—	—	—	2,895
Programming and content	618	—	—	—	618
Customer service and billing	476	—	—	—	476
Other	220	—	—	—	220
Cost of Formula 1 revenue (exclusive of depreciation shown separately below)	—	2,240	—	—	2,240
Subscriber acquisition costs	359	—	—	—	359
Other operating expenses	322	—	—	274	596
Selling, general and administrative	1,534	316	11	69	1,930
Depreciation and amortization	624	369	—	37	1,030
Impairment, restructuring and acquisition costs, net of recoveries	66	—	—	1	67
Litigation settlements, net of recoveries	31	—	—	—	31
	7,145	2,925	11	381	10,462
Operating income (loss)	1,808	297	(11)	(31)	2,063
Other income (expense):
Interest expense	(538)	(214)	(10)	(20)	(782)
Share of earnings (losses) of affiliates, net	108	(4)	22	12	138
Unrealized gain/(loss) on intergroup interests	68	15	—	(83)	—
Realized and unrealized gains (losses) on financial instruments, net	(215)	42	(153)	3	(323)
Gains (losses) on dilution of investment in affiliate	(6)	—	2	—	(4)
Other, net	43	75	(30)	5	93
	(540)	(86)	(169)	(83)	(878)
Earnings (loss) before income taxes	1,268	211	(180)	(114)	1,185
Income tax (expense) benefit	(237)	(27)	38	3	(223)
Net earnings (loss)	1,031	184	(142)	(111)	962
Less net earnings (loss) attributable to the noncontrolling interests	202	(1)	—	—	201
Net earnings (loss) attributable to Liberty stockholders	$829	185	(142)	(111)	761

(1) Includes stock-based compensation expense as follows:
Programming and content	34	—	—	—	34
Customer service and billing	5	—	—	—	5
Other	6	—	—	—	6
Other operating expenses	46	—	—	—	46
Selling, general and administrative	112	20	2	7	141
Stock compensation expense	$203	20	2	7	232

LIBERTY MEDIA CORPORATION

STATEMENT OF OPERATIONS
Twelve months ended December 31, 2022 (unaudited)

	Attributed
	Liberty SiriusXM	Formula One	Braves	Consolidated
	Group	Group	Group	Liberty

	amounts in millions
Revenue:
Sirius XM Holdings revenue	$9,003	—	—	9,003
Formula 1 revenue	—	2,573	—	2,573
Other revenue	—	—	588	588
Total revenue	9,003	2,573	588	12,164
Operating costs and expenses, including stock-based compensation:
Cost of Sirius XM Holdings services (exclusive of depreciation shown separately below):
Revenue share and royalties	2,802	—	—	2,802
Programming and content	604	—	—	604
Customer service and billing	497	—	—	497
Other	227	—	—	227
Cost of Formula 1 revenue (exclusive of depreciation shown separately below)	—	1,750	—	1,750
Subscriber acquisition costs	352	—	—	352
Other operating expenses	285	—	434	719
Selling, general and administrative	1,638	288	105	2,031
Depreciation and amortization	611	362	71	1,044
Impairment, restructuring and acquisition costs, net of recoveries	68	—	6	74
	7,084	2,400	616	10,100
Operating income (loss)	1,919	173	(28)	2,064
Other income (expense):
Interest expense	(511)	(149)	(29)	(689)
Share of earnings (losses) of affiliates, net	67	—	32	99
Unrealized gain/(loss) on intergroup interests	(19)	54	(35)	—
Realized and unrealized gains (losses) on financial instruments, net	471	115	13	599
Gains (losses) on dilution of investment in affiliate	10	—	—	10
Other, net	32	58	20	110
	50	78	1	129
Earnings (loss) before income taxes	1,969	251	(27)	2,193
Income tax (expense) benefit	(467)	311	(8)	(164)
Net earnings (loss)	1,502	562	(35)	2,029
Less net earnings (loss) attributable to the noncontrolling interests	210	17	—	227
Less net earnings (loss) attributable to the redeemable noncontrolling interests	—	(13)	—	(13)
Net earnings (loss) attributable to Liberty stockholders	$1,292	558	(35)	1,815

(1) Includes stock-based compensation expense as follows:
Programming and content	34	—	—	34
Customer service and billing	6	—	—	6
Other	6	—	—	6
Other operating expenses	39	—	—	39
Selling, general and administrative	124	16	12	152
Stock compensation expense	$209	16	12	237

LIBERTY MEDIA CORPORATION

STATEMENT OF CASH FLOWS INFORMATION

Twelve months ended December 31, 2023 (unaudited)

	Attributed
	Liberty SiriusXM	Formula One	Liberty Live	Braves	Consolidated
	Group	Group	Group	Group	Liberty

	amounts in millions
Cash flows from operating activities:
Net earnings (loss)	$1,031	184	(142)	(111)	962
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	624	369	—	37	1,030
Stock-based compensation	203	20	2	7	232
Non-cash impairment and restructuring costs	26	—	—	—	26
Share of (earnings) loss of affiliates, net	(108)	4	(22)	(12)	(138)
Unrealized (gains) losses on intergroup interests, net	(68)	(15)	—	83	—
Realized and unrealized (gains) losses on financial instruments, net	215	(42)	153	(3)	323
Noncash interest expense	14	6	(1)	1	20
Losses (gains) on dilution of investment in affiliate	6	—	(2)	—	4
Loss (gain) on early extinguishment of debt	(30)	(1)	35	—	4
Deferred income tax expense (benefit)	36	18	(37)	(3)	14
Intergroup tax allocation	177	(176)	—	(1)	—
Intergroup tax (payments) receipts	(121)	122	—	(1)	—
Other charges (credits), net	2	(2)	1	3	4
Changes in operating assets and liabilities
Current and other assets	(45)	46	(5)	(34)	(38)
Payables and other liabilities	(136)	86	5	66	21
Net cash provided (used) by operating activities	1,826	619	(13)	32	2,464
Cash flows from investing activities:
Cash proceeds from dispositions of investments	—	110	1	—	111
Investments in equity method affiliates and debt and equity securities	(50)	(173)	(3)	—	(226)
Repayment of loans and other cash receipts from equity method affiliates and debt and equity securities	1	—	—	—	1
Capital expended for property and equipment, including internal-use software and website development	(650)	(426)	—	(35)	(1,111)
Other investing activities, net	3	(21)	3	—	(15)
Net cash provided (used) by investing activities	(696)	(510)	1	(35)	(1,240)
Cash flows from financing activities:
Borrowings of debt	2,681	—	1,135	30	3,846
Repayments of debt	(3,782)	(70)	(918)	(20)	(4,790)
Settlement of intergroup interests	273	(273)	—	—	—
Subsidiary shares repurchased by subsidiary	(274)	—	—	—	(274)
Cash dividends paid by subsidiary	(65)	—	—	—	(65)
Taxes paid in lieu of shares issued for stock-based compensation	(64)	(9)	—	(1)	(74)
Atlanta Braves Holdings, Inc. Split-Off	—	—	—	(188)	(188)
Reclassification	—	(100)	100	—	—
Other financing activities, net	46	17	—	9	72
Net cash provided (used) by financing activities	(1,185)	(435)	317	(170)	(1,473)
Effect of foreign exchange rates on cash, cash equivalents and restricted cash	—	1	—	—	1
Net increase (decrease) in cash, cash equivalents and restricted cash	(55)	(325)	305	(173)	(248)
Cash, cash equivalents and restricted cash at beginning of period	370	1,733	NA	173	2,276
Cash, cash equivalents and restricted cash at end of period	$315	1,408	305	—	2,028

LIBERTY MEDIA CORPORATION

STATEMENT OF CASH FLOWS INFORMATION

Twelve months ended December 31, 2022 (unaudited)

	Attributed
	Liberty SiriusXM	Formula One	Braves	Consolidated
	Group	Group	Group	Liberty

	amounts in millions
Cash flows from operating activities:
Net earnings (loss)	$1,502	562	(35)	2,029
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	611	362	71	1,044
Stock-based compensation	209	16	12	237
Non-cash impairment and restructuring costs	65	—	5	70
Share of (earnings) loss of affiliates, net	(67)	—	(32)	(99)
Unrealized (gains) losses on intergroup interests, net	19	(54)	35	—
Realized and unrealized (gains) losses on financial instruments, net	(471)	(115)	(13)	(599)
Noncash interest expense	19	5	2	26
Losses (gains) on dilution of investment in affiliate	(10)	—	—	(10)
Loss (gain) on early extinguishment of debt	(21)	(14)	—	(35)
Deferred income tax expense (benefit)	329	(306)	(10)	13
Intergroup tax allocation	91	(109)	18	—
Intergroup tax (payments) receipts	(80)	72	8	—
Other charges (credits), net	10	(1)	1	10
Changes in operating assets and liabilities
Current and other assets	80	(87)	(10)	(17)
Payables and other liabilities	(327)	203	1	(123)
Net cash provided (used) by operating activities	1,959	534	53	2,546
Cash flows from investing activities:
Subsidiary initial public offering proceeds returned from (invested in) trust account	—	579	—	579
Cash proceeds from dispositions of investments	66	53	48	167
Cash (paid) received for acquisitions, net of cash acquired	(136)	—	—	(136)
Investments in equity method affiliates and debt and equity securities	(1)	(52)	(5)	(58)
Return of investment in equity method affiliates	1	9	28	38
Repayment of loans and other cash receipts from equity method affiliates and debt and equity securities	2	—	—	2
Capital expended for property and equipment, including internal-use software and website development	(426)	(291)	(18)	(735)
Other investing activities, net	1	96	—	97
Net cash provided (used) by investing activities	(493)	394	53	(46)
Cash flows from financing activities:
Borrowings of debt	3,150	2,884	155	6,189
Repayments of debt	(3,553)	(3,564)	(309)	(7,426)
Repayment of initial public offering proceeds to subsidiary shareholders	—	(579)	—	(579)
Settlement of intergroup interests	78	(64)	(14)	—
Liberty stock repurchases	(358)	(37)	—	(395)
Subsidiary shares repurchased by subsidiary	(647)	—	—	(647)
Cash dividends paid by subsidiary	(249)	—	—	(249)
Taxes paid in lieu of shares issued for stock-based compensation	(147)	24	—	(123)
Other financing activities, net	24	67	(9)	82
Net cash provided (used) by financing activities	(1,702)	(1,269)	(177)	(3,148)
Net increase (decrease) in cash, cash equivalents and restricted cash	(236)	(341)	(71)	(648)
Cash, cash equivalents and restricted cash at beginning of period	606	2,074	244	2,924
Cash, cash equivalents and restricted cash at end of period	$370	1,733	173	2,276

NON-GAAP FINANCIAL MEASURES

SCHEDULE 1

To provide investors with additional information regarding our financial results, this press release includes a presentation of Adjusted OIBDA, which is a non-GAAP financial measure, for Liberty SiriusXM Group, Formula One Group, Liberty Live Group and the former Braves Group, together with reconciliations to operating income, as determined under GAAP. Liberty Media defines Adjusted OIBDA as operating income (loss) plus depreciation and amortization, stock-based compensation, separately reported litigation settlements, restructuring, acquisition and other related costs and impairment charges.

Liberty Media believes Adjusted OIBDA is an important indicator of the operational strength and performance of its businesses by identifying those items that are not directly a reflection of each business’ performance or indicative of ongoing business trends. In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between businesses and identify strategies to improve performance. Because Adjusted OIBDA is used as a measure of operating performance, Liberty Media views operating income as the most directly comparable GAAP measure. Adjusted OIBDA is not meant to replace or supersede operating income or any other GAAP measure, but rather to supplement such GAAP measures in order to present investors with the same information that Liberty Media's management considers in assessing the results of operations and performance of its assets.

The following table provides a reconciliation of adjusted OIBDA for Liberty Media to operating income (loss) calculated in accordance with GAAP for the three months and years ended December 31, 2022 and December 31, 2023, respectively.

(amounts in millions)	4Q22	4Q23	2022	2023
Liberty SiriusXM Group
Operating income (loss)	$529	$455	$1,919	$1,808
Depreciation and amortization	150	164	611	624
Stock compensation expense	57	52	209	203
Impairment, restructuring and acquisition costs, net of recoveries	(2)	10	68	66
Litigation settlements, net of recoveries	—	7	—	31
Adjusted OIBDA	$734	$688	$2,807	$2,732

Formula One Group
Operating income (loss)	$41	$122	$173	$297
Depreciation and amortization	90	115	362	369
Stock compensation expense	4	6	16	20
Adjusted OIBDA	$135	$243	$551	$686

Liberty Live Group
Operating income (loss)	NA	$(6)	NA	$(11)
Depreciation and amortization	NA	—	NA	—
Stock compensation expense	NA	1	NA	2
Adjusted OIBDA	NA	$(5)	NA	$(9)

Braves Group
Operating income (loss)	$(31)	NA	$(28)	$(31)
Depreciation and amortization	14	NA	71	37
Stock compensation expense	3	NA	12	7
Impairment, restructuring and acquisition costs, net of recoveries	1	NA	6	1
Adjusted OIBDA	$(13)	NA	$61	$14

Liberty Media Corporation (Consolidated)
Operating income (loss)	$539	$571	$2,064	$2,063
Depreciation and amortization	254	279	1,044	1,030
Stock compensation expense	64	59	237	232
Impairment, restructuring and acquisition costs, net of recoveries	(1)	10	74	67
Litigation settlements, net of recoveries	—	7	—	31
Adjusted OIBDA	$856	$926	$3,419	$3,423

SCHEDULE 2

This press release also includes a presentation of adjusted EBITDA of SiriusXM, which is a non-GAAP financial measure used by SiriusXM, together with a reconciliation to SiriusXM's stand-alone net income, as determined under GAAP. SiriusXM defines adjusted EBITDA as net income before interest expense, income tax expense and depreciation and amortization. SiriusXM adjusts EBITDA to exclude the impact of other expense (income) as well as certain other charges discussed below. Adjusted EBITDA is a non-GAAP financial measure that excludes or adjusts for (if applicable): (i) loss on extinguishment of debt; (ii) share-based payment expense; (iii) impairment, restructuring and acquisition costs; (iv) legal settlements/reserves and (v) other significant operating expense (income) that do not relate to the on-going performance of SiriusXM’s business. SiriusXM believes adjusted EBITDA is a useful measure of the underlying trend of its operating performance, which provides useful information about its business apart from the costs associated with its capital structure and purchase price accounting. SiriusXM believes investors find this non-GAAP financial measure useful when analyzing past operating performance with current performance and comparing SiriusXM’s operating performance to the performance of other communications, entertainment and media companies. SiriusXM believes investors use adjusted EBITDA to estimate current enterprise value and to make investment decisions. As a result of large capital investments in SiriusXM’s satellite radio system, its results of operations reflect significant charges for depreciation expense. SiriusXM believes the exclusion of share-based payment expense is useful as it is not directly related to the operational conditions of its business. SiriusXM also believes the exclusion of the legal settlements and reserves, impairment, restructuring and acquisition related costs, and loss on extinguishment of debt, to the extent they occur during the period, is useful as they are significant expenses not incurred as part of its normal operations for the period.

Adjusted EBITDA has certain limitations in that it does not take into account the impact to SiriusXM’s statements of comprehensive income of certain expenses, including share-based payment expense. SiriusXM endeavors to compensate for the limitations of the non-GAAP measure presented by also providing the comparable GAAP measure with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measure. Investors that wish to compare and evaluate SiriusXM’s operating results after giving effect for these costs, should refer to net income as disclosed in SiriusXM’s unaudited consolidated statements of comprehensive income. Since adjusted EBITDA is a non-GAAP financial performance measure, SiriusXM’s calculation of adjusted EBITDA may be susceptible to varying calculations; may not be comparable to other similarly titled measures of other companies; and should not be considered in isolation, as a substitute for, or superior to measures of financial performance prepared in accordance with GAAP. The reconciliation of net income to the adjusted EBITDA is calculated as follows:

	Unaudited
	For the Years Ended
	December 31,
	2022	2023
($ in millions)
Net income:	$1,213	$1,258
Add back items excluded from Adjusted EBITDA:
Legal settlements and reserves	—	24
Impairment, restructuring and acquisition costs	64	82
Share-based payment expense	197	184
Depreciation and amortization	536	554
Interest expense	422	423
Other expense (income)	9	5
Income tax (benefit) expense	392	260
Adjusted EBITDA	$2,833	$2,790

SCHEDULE 3

This press release includes a presentation of free cash flow of SiriusXM, which is a non-GAAP financial measure used by SiriusXM, together with a reconciliation to SiriusXM's stand-alone cash flow provided by operating activities, as determined under GAAP. SiriusXM’s free cash flow is derived from cash flow provided by operating activities plus insurance recoveries on its satellites, net of additions to property and equipment and purchases of other investments. Free cash flow is a metric that SiriusXM’s management and board of directors use to evaluate the cash generated by its operations, net of capital expenditures and other investment activity. In a capital intensive business, with significant investments in satellites, SiriusXM looks at its operating cash flow, net of these investing cash outflows, to determine cash available for future subscriber acquisition and capital expenditures, to repurchase or retire debt, to acquire other companies and to evaluate its ability to return capital to stockholders. SiriusXM excludes from free cash flow certain items that do not relate to the on-going performance of its business, such as cash flows related to acquisitions, strategic and short-term investments and net loan activity with related parties and other equity investees. SiriusXM believes free cash flow is an indicator of the long-term financial stability of its business. Free cash flow, which is reconciled to "Net cash provided by operating activities," is a non-GAAP financial measure. This measure can be calculated by deducting amounts under the captions "Additions to property and equipment" and deducting or adding Restricted and other investment activity from "Net cash provided by operating activities" from the unaudited consolidated statements of cash flows. Free cash flow should be used in conjunction with other GAAP financial performance measures and may not be comparable to free cash flow measures presented by other companies. Free cash flow should be viewed as a supplemental measure rather than an alternative measure of cash flows from operating activities, as determined in accordance with GAAP. Free cash flow is limited and does not represent remaining cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt maturities. SiriusXM believes free cash flow provides useful supplemental information to investors regarding its current cash flow, along with other GAAP measures (such as cash flows from operating and investing activities), to determine its financial condition, and to compare its operating performance to other communications, entertainment and media companies. Free cash flow is calculated as follows:

	Unaudited
	For the Years Ended
	December 31,
($ in millions)	2022	2023
Cash Flow Information
Net cash provided by operating activities	$1,976	$1,850
Net cash used in investing activities	(548)	(686)
Net cash used in financing activities	(1,562)	(1,005)
Free Cash Flow
Net cash provided by operating activities	$1,976	$1,850
Additions to property and equipment	(426)	(650)
Sales of other investments	1	3
Free cash flow	$1,551	$1,203